Exhibit 4.1

PENN VIRGINIA OPERATING CO., LLC

AND

PENN VIRGINIA RESOURCE PARTNERS, L.P.

SECOND AMENDMENT

Dated as of December 8, 2006

to

NOTE PURCHASE AGREEMENT

Dated as of March 27, 2003

Re:	$90,000,000 6.02% (originally 5.77%) Senior Notes

Due March 27, 2013

Penn Virginia	Second Amendment

SECOND AMENDMENT TO NOTE PURCHASE AGREEMENTS

THIS SECOND AMENDMENT dated as of December 8, 2006 (the or this “Second Amendment”) to the Note Purchase Agreements (as hereinafter defined) is among PENN VIRGINIA OPERATING CO., LLC, a Delaware limited liability company (the “Company”), PENN VIRGINIA RESOURCE PARTNERS, L.P., a Delaware limited partnership (the “Parent Company”), and each of the institutions which is a signatory to this Second Amendment (collectively, the “Noteholders”).

RECITALS:

A. The Company, the Parent Company and each of the Noteholders have heretofore entered into separate and several Note Purchase Agreements, each dated as of March 27, 2003, as amended by the First Amendment dated as of March 3, 2005 (collectively, as amended, the “Note Purchase Agreements”. The Company has heretofore issued $90,000,000 aggregate principal amount of its 6.02% (originally 5.77%) Senior Notes due March 27, 2013 (the “Notes”) pursuant to the Note Purchase Agreements. The Noteholders are the holders of 100% of the outstanding principal amount of the Notes.

B. The Parent Company guaranteed for the benefit of the Noteholders the payment and performance of the Notes by the Company pursuant to that certain Parent Guaranty dated as of March 27, 2003 as amended by the First Amendment dated as of March 3, 2005 (as amended, the “Parent Guaranty”).

C. Penn Virginia Corporation, the ultimate parent of the Company and the Parent Company, desires to issue and sell to public unitholders up to 20% of the limited partnership interests in the sole member of the Parent Company GP and in connection therewith the Company and the Parent Company would require certain amendments to the Note Purchase Agreements.

D. The Company, the Parent Company and the Noteholders now desire to amend the Note Purchase Agreements in the respects, but only in the respects, hereinafter set forth.

E. Capitalized terms used herein shall have the respective meanings ascribed thereto in the Note Purchase Agreements unless herein defined or the context shall otherwise require.

F. All requirements of law have been fully complied with and all other acts and things necessary to make this Second Amendment a valid, legal and binding instrument according to its terms for the purposes herein expressed have been done or performed.

NOW, THEREFORE, upon the full and complete satisfaction of the conditions precedent to the effectiveness of this Second Amendment set forth in Section 3.1 hereof, and in consideration of good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the Company, the Parent Company and the Noteholders do hereby agree as follows:

Penn Virginia	Second Amendment

SECTION 1. AMENDMENTS.

Section 1.1. Section 8.3(i) of the Note Purchase Agreements shall be and is hereby amended by deleting clause (3) of the definition of “Change of Control” and replacing the same with the following:

(3)(A) Penn Virginia GP Holdings, L.P. ceases to own directly all of the Equity Interests of the Parent Company GP or (B) Penn Virginia Corporation and/or one or more of its directly or indirectly Wholly-owned Subsidiaries ceases to own at least a majority of the general partnership interests of Penn Virginia GP Holdings, L.P., unless, in the case of both (A) and (B), either (i) all of such general partnership interests or Equity Interests, as the case may be, are acquired by a Wholly-owned Subsidiary of Penn Virginia Corporation or (ii) the Acquiring Person acquires Equity Interests which entitle the holder thereof to control more than fifty percent (50%) of the total combined voting power of the Parent Company and such Acquiring Person has an Investment Grade Rating and immediately prior to such acquisition, such Acquiring Person was primarily engaged in the business of the production and development of energy reserves located in the United States, or

SECTION 2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE PARENT COMPANY.

Section 2.1. To induce the Noteholders to execute and deliver this Second Amendment (which representations shall survive the execution and delivery of this Second Amendment), the Company and the Parent Company, jointly and severally, represent and warrant to the Noteholders that:

(a) this Second Amendment has been duly authorized, executed and delivered by it and this Second Amendment constitutes the legal, valid and binding obligation, contract and agreement of the Company and the Parent Company enforceable against them in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditors’ rights generally;

(b) the Note Purchase Agreements, as amended by this Second Amendment, constitute the legal, valid and binding obligations, contracts and agreements of the Company and the Parent Company, enforceable against them in accordance with their respective terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditors’ rights generally;

Penn Virginia	Second Amendment

(c) the execution, delivery and performance by the Company and the Parent Company of this Second Amendment (i) has been duly authorized by all requisite legal action and, if required, member or partner action, (ii) does not require the consent or approval of any governmental or regulatory body or agency, and (iii) will not (A) violate (1) any provision of law, statute, rule or regulation or its certificate of formation or limited partnership or limited liability company agreement or partnership agreement, (2) any order of any court or any rule, regulation or order of any other agency or government binding upon it, or (3) any provision of any material indenture, agreement or other instrument to which it is a party or by which its properties or assets are or may be bound, including, without limitation, the Bank Credit Agreement, or (B) result in a breach or constitute (alone or with due notice or lapse of time or both) a default under any indenture, agreement or other instrument referred to in clause (iii)(A)(3) of this Section 2.1(c); and

(d) as of the date hereof and after giving effect to this Second Amendment, no Default or Event of Default has occurred and is continuing, nor after giving effect to the transactions contemplated by this Second Amendment would a Default or Event of Default exist.

SECTION 3. CONDITIONS TO EFFECTIVENESS OF THIS SECOND AMENDMENT.

Section 3.1. This Second Amendment shall not become effective until, and shall become effective when, each and every one of the following conditions shall have been satisfied:

(a) executed counterparts of this Second Amendment, duly executed by the Company, the Parent Company and the holders of 100% of the outstanding principal of the Notes, shall have been delivered to the Noteholders;

(b) the Noteholders shall have received a copy of the resolutions of the Board of Directors of the Parent Company GP authorizing the execution, delivery and performance by the Company and the Parent Company of this Second Amendment, certified by its Secretary or an Assistant Secretary;

(c) the representations and warranties of the Company and the Parent Company set forth in Section 2 hereof shall be true and correct on and with respect to the date hereof;

(d) the Noteholders shall have received the favorable opinion of Vinson & Elkins L.L.P., special counsel to the Company and the Parent Company, and Nancy M. Snyder, Esq., Vice President and General Counsel of the Parent Company GP as to the matters set forth in Sections 2.1(a), 2.1(b) and 2.1(c) hereof which shall be in form and substance satisfactory to the Required Holders;

(e) the Company shall have paid the fees and expenses of Chapman and Cutler LLP, counsel to the Noteholders, in connection with the negotiation, preparation, approval, execution and delivery of this Second Amendment.

Penn Virginia	Second Amendment

Upon receipt of all of the foregoing, this Second Amendment shall become effective.

SECTION 4. CONFIRMATION.

Section 4.1. The Parent Company hereby absolutely and unconditionally confirms its continued guaranty of the obligations of the Company under the Note Purchase Agreements, as amended hereby, pursuant to the terms of the Parent Guaranty dated as of March 27, 2003.

Section 4.2. Each of the Subsidiary Guarantors hereby absolutely and unconditionally confirms its continued Guaranty of the obligations of the Company under the Note Purchase Agreements, as amended hereby, pursuant to the terms of the Guaranty Agreement dated as of March 27, 2003.

SECTION 5. MISCELLANEOUS.

Section 5.1. This Second Amendment shall be construed in connection with and as part of the Note Purchase Agreements, and except as modified and expressly amended by this Second Amendment, all terms, conditions and covenants contained in the Note Purchase Agreements, the Notes and the Parent Guaranty are hereby ratified and shall be and remain in full force and effect.

Section 5.2. Any and all notices, requests, certificates and other instruments executed and delivered after the execution and delivery of this Second Amendment may refer to the Note Purchase Agreements without making specific reference to this Second Amendment but nevertheless all such references shall include this Second Amendment unless the context otherwise requires.

Section 5.3. The descriptive headings of the various Sections or parts of this Second Amendment are for convenience only and shall not affect the meaning or construction of any of the provisions hereof.

Section 5.4. This Second Amendment shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York, excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

Section 5.5. The execution hereof by you shall constitute a contract between us for the uses and purposes hereinabove set forth, and this Second Amendment may be executed in any number of counterparts, each executed counterpart constituting an original, but all together only one agreement.

Penn Virginia	Second Amendment

PENN VIRGINIA OPERATING Co., LLC

PENN VIRGINIA RESOURCE PARTNERS, L.P.

By:	Penn Virginia Resource GP, LLC, its General Partner

By	/s/ Frank A. Pici
Name:	Frank A. Pici
Title:	Vice President and Chief Financial Officer

Penn Virginia	Second Amendment

Accepted and Agreed to:

CONNECTICUT GENERAL LIFE INSURANCE COMPANY

By:	CIGNA Investments, Inc. (authorized agent)

	By	/s/ Debra J. Height
	Name:	Debra J. Height
	Title:	Managing Director

Penn Virginia	Second Amendment

Accepted and Agreed to:

PRUDENTIAL RETIREMENT INSURANCE AND ANNUITY COMPANY

By:	Prudential Investment Management, Inc.,
as investment manager

	By	/s/ Yvonne Guajardo
	Name:	Yvonne Guajardo
Title:

PRUDENTIAL RETIREMENT CEDED BUSINESS TRUST

By:	Prudential Investment Management, Inc.,
as investment manager

	By	/s/ Yvonne Guajardo
	Name:	Yvonne Guajardo
Title:

Penn Virginia	Second Amendment

Accepted and Agreed to:

NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION

By	New York Life Investment Management LLC, its Investment Manager

	By	/s/ Kathleen A. Haberkern
	Name:	Kathleen A. Haberkern
	Title:	Director

Penn Virginia	Second Amendment

Accepted and Agreed to:

NEW YORK LIFE INSURANCE COMPANY

By	/s/ Kathleen A. Haberkern
Name:	Kathleen A. Haberkern
Title:	Corporate Vice President

Penn Virginia	Second Amendment

Accepted and Agreed to:

METROPOLITAN LIFE INSURANCE COMPANY

By	/s/ Eric V. Savi
Name:	Erik V. Savi
Title:	Director

Penn Virginia	Second Amendment

Accepted and Agreed to:

By:	SUN LIFE FINANCIAL (HONG KONG) LIMITED

By:	Sun Capital Advisers, Inc., its investment advisor

	By	/s/ Timothy J. Monahan
	Name:	Timothy J. Monahan
	Title:	Senior Vice President

	By	/s/ Steven P. Wyman
	Name:	Steven P. Wyman
	Title:	Senior Vice President

Penn Virginia	Second Amendment

Accepted and Agreed to:

SUN LIFE ASSURANCE COMPANY OF CANADA

By	/s/ Timothy J. Monahan
Name:	Timothy J. Monahan
Title:	Vice President

By	/s/ Ann C. King
Name:	Ann C. King
Title:	Senior Counsel, Investments

Penn Virginia	Second Amendment

Accepted and Agreed to:

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.), successor by merger to Keyport Life Insurance Company

By	/s/ Evan Moskovit
Name:	Evan Moskovit
Title:	Vice President

By	/s/ Ann C. King
Name:	Ann C. King
Title:	Senior Counsel, Investments

Penn Virginia	Second Amendment

Accepted and Agreed to:

THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY

By	/s/ Howard Stern
Name:	Howard Stern
Its Authorized Representative

Penn Virginia	Second Amendment

Accepted and Agreed to:

SCOTTISH ANNUITY & LIFE INSURANCE COMPANY (CAYMAN) LTD.

By:	Principal Global Investors, LLC, a Delaware limited liability company, its authorized signatory

	By	/s/ Christopher J. Henderson
	Name:	Christopher J. Henderson
	Title:	Vice President & Senior
Investment Counselor

	By	/s/ James C. Fifield
	Name:	James C. Fifield
	Title:	Counsel

Penn Virginia	Second Amendment

Accepted and Agreed to:

CALHOUN & Co., as nominee for Comerica Bank & Trust, National Association, Trustee to the Trust created by Trust Agreement dated October 1, 2002

By	/s/ Annette Lawson
Name:	Annette Lawson
Title:	Attorney In Fact and Agent

Penn Virginia	Second Amendment

Accepted and Agreed to:

AVIVA LIFE INSURANCE COMPANY, a Delaware corporation

By:	Principal Capital Management, LLC, a Delaware limited liability company, its attorney in fact

	By	/s/ Christopher J. Henderson
	Name:	Christopher J. Henderson
	Title:	Vice President & Senior
Investment Counsel

	By	/s/ James C. Fifield
	Name:	James C. Fifield
	Title:	Counsel

Penn Virginia	Second Amendment

Accepted and Agreed to:

PRINCIPAL LIFE INSURANCE COMPANY

By:	Principal Capital Management, LLC, a Delaware limited liability company, its authorized signatory

	By	/s/ Christopher J. Henderson
	Name:	Christopher J. Henderson
	Title:	Vice President & Senior
Investment Counsel

	By	/s/ James C. Fifield
	Name:	James C. Fifield
	Title:	Counsel

Penn Virginia	Second Amendment

Each of the undersigned hereby confirms its continued guaranty of the obligations of the Company under the Note Purchase Agreements, as amended hereby, pursuant to the terms of the Guaranty Agreement dated as of March 27, 2003, on this 8th day of December, 2006.

LOADOUT LLC, a Delaware limited liability company

WISE LLC, a Delaware limited liability company

K RAIL LLC, a Delaware limited liability company

SUNCREST RESOURCES LLC, a Delaware limited liability company

FIELDCREST RESOURCES LLC, a Delaware limited liability company

PVR GAS RESOURCES, LLC (f/k/a Cantera Gas Resources, LLC), a Delaware limited liability company

PVR GAS PROCESSING LLC (f/k/a Cantera Gas Processing, LLC), an Oklahoma limited liability company

PVR NATURAL GAS GATHERING LLC (f/k/a Cantera Natural Gas Gathering, LLC), an Oklahoma limited liability company

PVR CHEROKEE GAS PROCESSING LLC (f/k/a Cantera Cherokee Gas Processing, LLC), an Oklahoma limited liability company

PVR OKLAHOMA NATURAL GAS GATHERING LLC (f/k/a Cantera Oklahoma Natural Gas Gathering, LLC), an Oklahoma limited liability company

PVR HYDROCARBONS LLC (f/k/a Cantera Hydrocarbons, LLC), an Oklahoma limited liability company

Penn Virginia	Second Amendment

PVR LAVERNE GAS PROCESSING LLC (f/k/a Cantera Laverne Gas Processing, LLC), an Oklahoma limited liability company

CONNECT ENERGY SERVICES, LLC, a Delaware limited liability company

PVR GAS PIPELINE, LLC (f/k/a Cantera Gas Company), a Delaware limited liability company

PVR HAMLIN I, LLC (f/k/a Cantera Hamlin I, LLC), a Delaware limited liability company

PVR HAMLIN II, LLC (f/k/a Cantera Hamlin II, LLC), a Delaware limited liability company

PVR HAMLIN, L.P. (f/k/a Cantera Hamlin, LP), a Delaware limited partnership

PVR MIDSTREAM LLC, a Delaware limited liability company

TONEY FORK LLC, a Delaware limited liability company

CONNECT GAS PIPELINE LLC, a Delaware limited liability company

By	/s/ Frank A. Pici
Name:	Frank A. Pici
Title:	Vice President